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                                  Exhibit 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Annual Report (Form 10-K) of Dayton Hudson Corporation of our report dated March 13, 1996 included in the 1995 Annual Report to Shareholders of Dayton Hudson Corporation.

Our audits also included the financial statement schedule of Dayton Hudson Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Registration Statement Numbers 33-42364, 33-59008 and 333-389 on Form S-3 and Post-Effective Amendment No. 1 to Registration Statement number 2-72549 and Registration Statement Numbers 33-6918, 33-66050 and 33-64013 on Form S-8 of our report dated March 13, 1996 with respect to the consolidated financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of Dayton Hudson Corporation.



                              Ernst & Young LLP


Minneapolis, Minnesota
April 18, 1996